Exhibit 99.1

YORK INTERNATIONAL CORPORATION

Press Release

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Helen Marsteller 717-771-7451	For Immediate Release June 7, 2005

YORK INTERNATIONAL PRESENTS AT HVAC CONFERENCE

YORK, PENNSYLVANIA (June 7, 2005) — YORK International Corporation (NYSE: YRK) today commented on its performance at a HVAC investor conference sponsored by JP Morgan in New York. York’s President and Chief Executive Officer, C. David Myers provided an overview of the Company, commented on industry dynamics and discussed the Company’s strategies and goals.

A copy of the presentation is available on the Company’s website at www.york.com in the investor relations section.

This release includes “forward-looking statements” that involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements. Factors that could affect results include estimates used in determining the expected cost of the furnace remediation program, rising material costs, economic and political environments, climatic conditions, work stoppages, litigation, product liability, currency, and regulatory and competitive pressures. Additional information regarding these risk factors and uncertainties is detailed in YORK’s SEC filings.

YORK International Corporation is a full-line, global provider of heating, ventilating, air conditioning and refrigeration (HVAC&R) products and services. YORK is the largest independent supplier of HVAC&R equipment in the United States and a leading competitor in the industry internationally. The company’s products are sold in more than 125 countries and YORK has approximately 23,200 employees worldwide.